Exhibit 21.1

SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

Broadview Networks Holdings, Inc., a Delaware corporation, owns, directly or indirectly, the following subsidiaries:

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization
Broadview Networks, Inc.	New York

BV-BC Acquisition Corp.	Delaware

Broadview NP Acquisition Corp.	Delaware

Open Support Systems LLC	Connecticut

Broadview Networks of Virginia, Inc.	Virginia

Broadview Networks of Massachusetts, Inc.	Delaware

BridgeCom Holdings, Inc.	Delaware

BridgeCom International, Inc.	Delaware

BridgeCom Solutions Group, Inc.	Delaware

Trucom Corporation	New York

ATX Communications, Inc.	Delaware

CoreComm-ATX, Inc.	Delaware

ATX Licensing, Inc.	Delaware

ATX Telecommunications Services of Virginia, LLC	Delaware

CoreComm Services, LLC	Delaware

CoreComm Communications, LLC	Delaware

CCL Historical, Inc.	Delaware

CoreComm Internet Group, Inc.	Delaware

Eureka Broadband Corporation	Delaware

Eureka Holdings, LLC	Delaware

Eureka Telecom of VA, Inc.	Virginia

Eureka Telecom, Inc.	New York

Eureka Networks, LLC	Delaware

Nex-i.com, Inc.	New Jersey

InfoHighway Communications Corporation	Delaware

Info-Highway International, Inc.	Texas

Info-Highway of Virgina, Inc.	Virginia

ARC Networks, Inc.	Delaware

A.R.C. Networks, Inc.	New York